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                              GREENBERG & JACKSON
                           AN ACCOUNTANCY CORPORATION
                        2950 LOS FELIZ BLVD., SUITE 103
                         LOS ANGELES, CALIFORNIA 90039
TELEPHONE: (213) 666-7700                             FACSIMILE: (213) 666-3495
Bradford N. Bernstein, CPA                          INTERNET: gnj@earthlink.net
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Leslie Smith Sobol, CPA
Peggy Howard
Susan Hatfield
Ron L. Rogers, EA



January 9, 1997



Securities and Exchange Commission
Mail Stop 9-5
450 5th Street N.W.
Washington, D.C. 20549

Dear Sirs/Madams,

We have read the comments in Item 4 of Form 8-K of Pollution Research and Control Corp. dated January 9, 1997, and have the following comments:

        We agree with the statements made in the first sentence of the first paragraph, and the statements made in the second, third, and fourth paragraphs.

        We have no basis to agree or disagree with the statements made in the second sentence of the first paragraph, or the statements made in the fifth paragraph.

Yours Truly,



/s/ GREENBERG & JACKSON
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Greenberg & Jackson
An Accountancy Corporation


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